Exhibit 99.1

January 27, 2011

JANUS CAPITAL GROUP INC. ANNOUNCES

FOURTH QUARTER AND YEAR-END 2010 RESULTS

Fourth quarter earnings of $0.36 per diluted share;

Full-year earnings of $0.88 per diluted share

DENVER — Janus Capital Group Inc. (“JCG”) (NYSE: JNS) today reported fourth quarter net income of $65.9 million, or $0.36 per diluted share, compared with net income of $32.5 million, or $0.18 per diluted share, in the third quarter 2010 and net income of $37.0 million, or $0.20 per diluted share, in the fourth quarter 2009.

Fourth quarter 2010 includes a $0.02 per share operating benefit as a result of an insurance recovery related to the third quarter 2010 fund administrative errors and a $0.10 per share non-operating benefit from the sale of JCG’s structured investment vehicle securities, the reversal of income tax reserves and the cumulative effect of correcting a hedge accounting issue. Third quarter 2010 included a $0.05 per share operating charge for reimbursements to certain Janus mutual funds for two significant fund administrative errors and a $0.05 per share non-operating benefit for the reversal of income tax reserves.

For the full-year 2010, net income totaled $159.9 million, or $0.88 per diluted share, compared with a net loss of $757.1 million, or $4.55 per diluted share for 2009. Full-year 2009 included a net $5.03 charge per diluted share as a result of goodwill and intangible impairment charges, legal settlements, severance and a realized gain from the early retirement of debt.

The company’s operating margin for the fourth quarter 2010 was 34.7% compared with 23.4% for the third quarter 2010 and 30.2% for the fourth quarter 2009.

Flows and Assets Under Management

Average assets under management during the fourth quarter 2010 were $167.3 billion compared with $155.2 billion during the third quarter 2010 and $155.2 billion during the fourth quarter 2009.  At December 31, 2010, the Company’s total assets under management were $169.5 billion compared with $160.8 billion at September 30, 2010 and $159.7 billion at December 31, 2009.

The increase in complex-wide assets during the fourth quarter 2010 reflects $13.5 billion of net market appreciation, partially offset by long-term net outflows of $4.7 billion. Mathematical equity and fundamental equity (includes growth/blend, global/international and value investment disciplines) long-term net outflows totaled $2.6 billion and $2.7 billion, respectively, while fixed income long-term net inflows totaled $0.6 billion. Fourth quarter flows were heavily influenced by a single $2.6 billion fundamental equity redemption by an institutional client. The increase in year-over-year assets was primarily the result of $20.8 billion of net market appreciation and long-term net outflows of $10.8 billion.

Investment Performance

Long-term investment performance for fundamental equity mutual funds remained strong with 62% and 92% of mutual fund assets ranking in the top half of their Lipper categories on a three- and five-year total return basis, respectively, as of December 31, 2010.(1) As a result of underperformance in key fundamental equity strategies, the percentage of fundamental equity mutual fund assets in the top half of their Lipper categories on a one-year basis fell to 34% as of December 31, 2010, compared to 83% as of December 31, 2009.

Fixed income mutual funds continued to generate strong long-term investment performance despite short-term underperformance with 26%, 100% and 100% of mutual fund assets ranked in the top half of their Lipper categories on a one-, three- and five-year total return basis, respectively, for the same time period.(2)

(1)  References Lipper relative performance on an asset-weighted basis. For the 1- and 10-year periods on an asset-weighted basis 34% and 75% of the 36 and 24 Fundamental Equity mutual funds outperformed the majority of their Lipper peers. For the 1-, 3-, 5- and 10-year periods ending December 31, 2010, 50%, 68%, 84% and 63% of the 36, 34, 31 and 24 Fundamental Equity mutual funds outperformed the majority of their peers based on total returns.

(2) References Lipper relative performance on an asset-weighted basis. For the 10-year period on an asset-weighted basis 100% of the 4 Fixed Income mutual funds outperformed the majority of their Lipper peers. For the 1-, 3-, 5- and 10-year periods ending December 31, 2010, 50%, 100%, 100% and 100% of the 4 Fixed Income mutual funds outperformed the majority of their peers based on total returns.

Short-term investment performance for mathematical equity strategies has improved significantly from the same period last year. As of December 31, 2010, 75%, 38% and 36% of strategies surpassed their respective benchmarks, net of fees, over the one-, three- and five-year periods.(3)

In addition, 50% of complex-wide mutual funds have a 4- or 5-star Overall Morningstar RatingTM at December 31, 2010.(4)

Financial Discussion

Financial Highlights

(dollars in millions, except per share data or as noted)

	Three Months Ended		Year Ended
	December 31,	September 30,	December 31,	December 31,
	2010	2010	2010	2009

Average Assets (in billions)	$167.3	$155.2	$160.7	$134.5
Ending AUM (in billions)	$169.5	$160.8	$169.5	$159.7
Revenues	$275.7	$243.8	$1,015.7	$848.7
Operating Expenses	$179.9	$186.7	$734.1	$1,526.2
Operating Income (Loss)	$95.8	$57.1	$281.6	$(677.5)
Operating Margin	34.7%	23.4%	27.7%	-79.8%

Net Income (Loss)	$65.9	$32.5	$159.9	$(757.1)

Diluted Earnings (Loss) per Share	$0.36	$0.18	$0.88	$(4.55)

Fourth quarter 2010 revenues of $275.7 million increased 13.1% from third quarter 2010 due to higher average assets under management and separate account performance fees. The fourth quarter 2010 includes $15.0 million of performance fees from one Janus-managed separate account which was terminated in December 2010. Fourth quarter 2010 operating expenses decreased $6.8 million, or 3.6%, from third quarter 2010 and include a $6.5 million insurance recovery related to two significant fund administrative errors which totaled $13.6 million in the third quarter 2010.

Non-operating items for the fourth quarter 2010 include a $5.8 million gain from the sale of JCG’s structured investment vehicle securities and a $5.4 million net benefit from the reversal of income

(3) For the period ending 12/31/2010, 75%, 25%, 0% and 50% of the mathematical equity mutual funds were beating their benchmarks on a 1-, 3-, 5-year and since-fund inception basis. Funds included in the analysis and their inception dates are: INTECH Risk-Managed Growth Fund — Class S (1/03); INTECH Risk-Managed Core Fund — Class T (2/03); INTECH Risk-Managed Value Fund —Class I (12/05); INTECH Risk-Managed International Fund — Class I (5/07).

(4) For the period ending December 31, 2010, 40%, 66% and 54% of Complex-Wide mutual funds had a 4- or 5-star Morningstar rating for the 3, 5- and 10-year periods based on risk-adjusted returns for 42, 38 and 28 funds, respectively. 42 funds were included in the analysis for the Overall period.

tax reserves following the expiration of statutes of limitations on tax positions taken in previous years. Additionally, the fourth quarter 2010 includes the cumulative effect of correcting the accounting for the hedge of mutual fund share awards. While changes in fair value of both the underlying awards and the hedge assets match at final vesting of the awards, they do not match in interim periods. As a result, JCG recognized $14.3 million of investment gains previously recorded as a liability on the Consolidated Balance Sheets.

Capital and Liquidity

At December 31, 2010, JCG had stockholders’ equity of $1.2 billion, cash and investments of $581 million and outstanding debt of $800 million. During the fourth quarter 2010, JCG exercised its call right on $121 million of debt, which was retired in January 2011. Under the terms of the call, JCG is required to pay the present value of the interest that would have been paid if the debt remained outstanding through maturity. As a result, JCG will take a charge of approximately $10 million in the first quarter 2011.

Subsequent to year end, JCG regained its investment grade rating from Standard & Poor’s, resulting in a 25 basis point decrease in interest rates on all of JCG’s outstanding Senior Notes. Annualized interest savings are expected to be approximately $1 million.

Fourth Quarter 2010 Earnings Call Information

JCG will discuss its results during a conference call on Thursday, January 27, 2011 at 10 a.m. Eastern Standard Time. The call-in number will be (877)-301-7574. Anyone outside the U.S. or Canada should call (706)-643-3623. The slides used during the presentation will be available in the investor relations section of the Janus Capital Group website (www.janus.com/ir) approximately one hour prior to the call. For those unable to join the conference call at the scheduled time, an audio replay will be available on www.janus.com/ir.

About Janus Capital Group Inc.

Janus Capital Group Inc. (JCG) is a global investment firm offering strategies from three individual investment boutiques: Janus Capital Management LLC (Janus), INTECH Investment Management LLC (INTECH) and Perkins Investment Management LLC (Perkins). Each manager employs a research-intensive approach that is distinct within its respective asset class. This multi-boutique approach enables the firm to provide style-specific expertise across an array of strategies, including growth, value and risk-managed equities, fixed income and alternatives through one common distribution platform.

At the end of December 2010, JCG managed $169.5 billion in assets for shareholders, clients and institutions around the globe. Based in Denver, JCG also has offices in London, Milan, Munich, Singapore, Hong Kong, Tokyo and Melbourne.

Contacts:

Media: Shelley Peterson, 303-316-5625

Investors: John Groneman, 303-336-7466

###

Data presented reflects past performance, which is no guarantee of future results. Due to market volatility, current performance may be higher or lower than the performance shown. Call 877.33JANUS (52687) or visit janus.com/advisor/mutual-funds for performance, rankings and ratings current to the most recent month-end.

Janus Capital Group Inc. (“JCG”) provides investment advisory services through its primary subsidiaries, Janus Capital Management LLC (“Janus”), INTECH Investment Management LLC (“INTECH”) and Perkins Investment Management LLC (“Perkins”).

“Complex-Wide Mutual Funds” means all affiliated mutual funds managed by Janus, INTECH and Perkins. “Fundamental Equity Mutual Funds” means all mutual funds managed by Janus or Perkins that invest in equity securities. “Fixed Income Mutual Funds” means all mutual funds managed by Janus that invest primarily in fixed income securities. “Mathematical Equity Strategies” means all discretionary managed accounts (not mutual funds) that are advised or sub-advised by INTECH. “International/Global Mutual Funds” means all mutual funds managed by Janus, INTECH and Perkins that invest primarily in non-U.S. securities.

Mutual fund relative performance analysis shown is for each Fund’s initial share class: Class T, S or I Shares in the Janus retail fund (“JIF”) trust and the Institutional or Service Shares in the Janus Aspen Series (“JAS”). These share classes may not be eligible for purchase by all investors. Other share classes may have higher sales and management fees, which can result in differences in performance.

Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money. A fund’s performance may be affected by risks that include those associated with non-diversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to funds may include those associated with investing in foreign securities, emerging markets, initial public offerings, real estate investment trusts (REITs), derivatives, short sales and companies with relatively small market capitalizations. Please see a Janus prospectus for more information about risk, fund holdings and other details.

Lipper performance on an asset weighted basis is calculated by taking all funds and assigning the assets under management (“AUM”) in each respective fund to either the 1st, 2nd, 3rd or 4th quartile bucket based on each fund’s respective Lipper relative rankings.  The total AUM of each quartile’s bucket is then divided by complex-wide total AUM to arrive at the respective percent of AUM in each bucket. Lipper, a wholly-owned subsidiary of Thomson Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives. Funds not ranked by Lipper are not included in the analysis.

The Overall Morningstar RatingTM for a fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar RatingTM metrics. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The Morningstar RatingTM may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor fund. Morningstar does not rank funds with less than a 3-year performance history.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call JCG at (800) 525-3713 or download the file from www.janus.com. Read it carefully before you invest or send money.

Funds distributed by Janus Distributors LLC.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These statements are based on the beliefs and assumptions of Company management based on information currently available to management.

Various risks, uncertainties, assumptions and factors that could cause future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, risks specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 included under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. Many of these factors are beyond the control of the Company and its management. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

JANUS CAPITAL GROUP INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(dollars in millions, except per share data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009
Revenues:
Investment management fees	$218.7	$202.3	$202.0	$834.6	$684.0
Performance fees	18.5	5.1	11.6	32.6	28.9
Shareowner servicing fees and other	38.5	36.4	37.0	148.5	135.8
Total	275.7	243.8	250.6	1,015.7	848.7

Operating expenses:
Employee compensation and benefits	79.2	76.3	82.5	314.5	296.6
Long-term incentive compensation	23.3	20.7	14.1	83.1	61.0
Marketing and advertising	7.8	6.0	7.5	35.8	27.8
Distribution	36.9	32.5	32.9	140.1	107.6
Depreciation and amortization	9.5	9.8	10.3	39.1	35.9
General, administrative and occupancy	23.2	41.4	27.6	121.5	140.6
Goodwill and intangible asset impairments	—	—	—	—	856.7
Total	179.9	186.7	174.9	734.1	1,526.2

Operating income (loss)	95.8	57.1	75.7	281.6	(677.5)

Interest expense	(15.9)	(15.9)	(15.8)	(63.2)	(74.0)
Investment gains (losses), net	19.9	0.9	0.4	24.7	(5.6)
Other income, net	0.5	0.5	0.4	1.9	0.9
Gain on early extinguishment of debt	—	—	—	—	5.8
Income tax provision	(31.9)	(7.2)	(20.2)	(76.4)	6.3

Net income (loss)	68.4	35.4	40.5	168.6	(744.1)

Noncontrolling interests	(2.5)	(2.9)	(3.5)	(8.7)	(13.0)

Net income (loss) attributable to JCG	$65.9	$32.5	$37.0	$159.9	$(757.1)

Diluted weighted average shares outstanding (in millions)	183.1	182.4	181.7	182.1	166.5

Diluted earnings (loss) per share attributable to JCG common shareholders:	$0.36	$0.18	$0.20	$0.88	$(4.55)

Average Assets Under Management (in billions)	$167.3	$155.2	$155.2	$160.7	$134.5

JANUS CAPITAL GROUP INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions)

	December 31,	December 31,
	2010	2009
Assets
Cash and cash equivalents	$373.2	$324.7
Investment securities	208.1	106.8
Other assets	343.7	276.8
Property and equipment, net	44.1	48.4
Intangibles and goodwill, net	1,761.8	1,773.6
Total Assets	$2,730.9	$2,530.3

Liabilities and Stockholders’ Equity
Debt	$799.8	$792.0
Other liabilities	333.5	336.6
Deferred income taxes	414.4	390.1
Stockholders’ equity	1,183.2	1,011.6
Total Liabilities and Stockholders’ Equity	$2,730.9	$2,530.3

UNAUDITED CONDENSED CONSOLIDATED

CASH FLOW INFORMATION

(dollars in millions)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009
Cash provided by (used in)
Operating activities	$101.4	$61.5	$95.6	$246.3	$176.5
Investing activities	(18.0)	(30.8)	(6.3)	(147.7)	(9.6)
Financing activities	1.8	(2.2)	(1.0)	(50.1)	(124.8)
Net change during period	$85.2	$28.5	$88.3	$48.5	$42.1

JANUS CAPITAL GROUP INC.

ASSETS & FLOWS BY INVESTMENT DISCIPLINE

(dollars in billions)

	Three Months Ended			Year Ended
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Growth/Blend (1)
Beginning of period assets	$58.3	$54.1	$58.0	$60.9	$44.5
Sales	3.3	2.3	2.5	12.4	10.6
Redemptions	6.0	4.1	2.7	18.6	11.5
Net sales (redemptions)	(2.7)	(1.8)	(0.2)	(6.2)	(0.9)
Market / fund performance	5.3	6.0	3.1	6.2	17.3
End of period assets	$60.9	$58.3	$60.9	$60.9	$60.9

Global/International
Beginning of period assets	$26.2	$22.8	$22.4	$23.8	$14.1
Sales	1.9	1.1	1.5	6.0	4.7
Redemptions	2.1	1.3	1.0	6.3	3.3
Net sales (redemptions)	(0.2)	(0.2)	0.5	(0.3)	1.4
Market / fund performance	1.9	3.6	0.9	4.4	8.3
End of period assets	$27.9	$26.2	$23.8	$27.9	$23.8

Mathematical Equity (2)
Beginning of period assets	$42.4	$39.8	$47.3	$48.0	$42.4
Sales	1.0	0.9	2.2	4.4	5.8
Redemptions	3.6	3.0	4.6	14.9	11.4
Net sales (redemptions)	(2.6)	(2.1)	(2.4)	(10.5)	(5.6)
Market / fund performance	4.3	4.7	3.1	6.6	11.2
End of period assets	$44.1	$42.4	$48.0	$44.1	$48.0

Fixed Income (1)
Beginning of period assets	$14.5	$12.7	$8.8	$10.3	$5.5
Sales	2.1	1.9	1.9	8.5	5.7
Redemptions	1.5	0.9	0.7	4.5	2.3
Net sales (redemptions)	0.6	1.0	1.2	4.0	3.4
Market / fund performance	0.2	0.8	0.3	1.0	1.4
End of period assets	$15.3	$14.5	$10.3	$15.3	$10.3

Value (3)
Beginning of period assets	$17.8	$16.2	$13.5	$15.0	$9.1
Sales	1.7	1.6	2.1	7.7	6.6
Redemptions	1.5	1.4	1.2	5.5	4.0
Net sales (redemptions)	0.2	0.2	0.9	2.2	2.6
Market / fund performance	1.8	1.4	0.6	2.6	3.3
End of period assets	$19.8	$17.8	$15.0	$19.8	$15.0

Money Market
Beginning of period assets	$1.6	$1.6	$1.8	$1.7	$7.9
Sales	0.2	0.2	0.2	0.8	3.6
Redemptions	0.3	0.2	0.3	1.0	9.8
Net sales (redemptions)	(0.1)	—	(0.1)	(0.2)	(6.2)
Market / fund performance	—	—	—	—	—
End of period assets	$1.5	$1.6	$1.7	$1.5	$1.7

Total Company
Beginning of period assets	$160.8	$147.2	$151.8	$159.7	$123.5
Sales	10.2	8.0	10.4	39.8	37.0
Redemptions	15.0	10.9	10.5	50.8	42.3
Net sales (redemptions)	(4.8)	(2.9)	(0.1)	(11.0)	(5.3)
Market / fund performance	13.5	16.5	8.0	20.8	41.5
End of period assets	$169.5	$160.8	$159.7	$169.5	$159.7

Total Excluding Money Market
Beginning of period assets	$159.2	$145.6	$150.0	$158.0	$115.6
Sales	10.0	7.8	10.2	39.0	33.4
Redemptions	14.7	10.7	10.2	49.8	32.5
Net sales (redemptions)	(4.7)	(2.9)	—	(10.8)	0.9
Market / fund performance	13.5	16.5	8.0	20.8	41.5
End of period assets	$168.0	$159.2	$158.0	$168.0	$158.0

Each line has been rounded on the schedule individually to increase the accuracy of the amounts presented.  Therefore totals and subtotals may not foot.

Notes:

(1)                      Growth/blend and fixed income assets have been reclassified to reflect a 50%/50% split of the Janus Balanced Fund between the two categories.

(2)                      Represents all assets managed by INTECH Investment Management LLC.

(3)                      Represents all assets managed by Perkins Investment Management LLC.

C-0111-197